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                                                                       EXHIBIT 5

                         LEHMAN BROTHERS HOLDINGS INC.
                          THREE WORLD FINANCIAL CENTER
                               NEW YORK, NY 10285

                                         October 17, 1997

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Ladies and Gentlemen:

    I am Deputy General Counsel of Lehman Brothers Holdings Inc., a Delaware corporation ("Holdings"). A Registration Statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), was filed by Holdings with the Securities and Exchange Commission on the date hereof. The Registration Statement relates to the registration of up to $3,500,000,000 of debt securities (the "Debt Securities") consisting of senior debt (the "Senior Debt") and subordinated debt (the "Subordinated Debt") and Preferred Stock, par value $1.00 per share (the "Preferred Stock") and Depositary Shares (the "Depositary Shares" and together with the Preferred Stock and Debt Securities, the "Securities") which Holdings may offer from time to time in one or more series.

    In that connection, I or members of my staff have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and instruments relating to Holdings as I have deemed relevant and necessary to the formation of the opinion hereinafter set forth. In such examination, I have assumed the genuineness and authenticity of all documents examined by me or members of my staff and all signatures thereon, the legal capacity of all persons executing such documents, the conformity to originals of all copies of documents submitted to us and the truth and correctness of any representations and warranties contained therein.

    Based upon the foregoing, I am of the opinion that:

    (i) the Senior Debt is duly authorized, the indenture pursuant to which the Senior Debt will be issued (the "Senior Indenture") between Holdings and Citibank, N.A., as Trustee (the "Senior Debt Trustee"), has been duly executed and delivered, and, the Senior Debt, when duly executed by Holdings, authenticated by the Senior Debt Trustee in accordance with the terms of the Senior Indenture and issued and delivered against payment therefor, will be legally issued and will constitute a valid and binding obligation of Holdings entitled to the benefits of the Senior Indenture, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing; and

    (ii) the Subordinated Debt is duly authorized and, the Indenture pursuant to which the Subordinated Debt will be issued (the "Subordinated Indenture") between Holdings and The Chase Manhattan Bank, as successor to Chemical Bank, as Trustee (the "Subordinated Debt Trustee") has been duly executed and delivered, the Subordinated Debt, when duly executed by Holdings, authenticated by the Subordinated Debt Trustee in accordance with the terms of the Subordinated Indenture and issued and delivered against payment therefor, will be legally issued and will constitute a valid and binding obligation of Holdings entitled to the benefits of the Subordinated Indenture, subject to the effects of bankruptcy, insolvency,
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Letter to Securities and Exchange Commission
October 17, 1997
Page 2

fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing; and

    (iii) The Preferred Stock is duly authorized, and when and to the extent issued, the shares of Preferred Stock will be validly issued, fully paid and non-assessable, and no holder thereof will be subject to personal liability by reason of being such a holder.

    (iv) The Depositary Shares have been duly authorized, and when and to the extent issued, the Depositary Shares will be validly issued, fully paid and non-assessable, and no holder thereof will be subject to personal liability by reason of being such a holder.

    In rendering this opinion, I express no opinion as to the laws of any jurisdiction other than the State of New York, the General Corporation Law of the State of Delaware and the United States of America.

    I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Opinions" in the Registration Statement, without admitting that I am an "expert" under the Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                          Very truly yours,
                                          /s/ Karen M. Muller
                                          Karen M. Muller
                                          Deputy General Counsel